UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2023

NRG ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15891 (Commission File Number)	41-1724239 (IRS Employer Identification No.)

910 Louisiana Street, Houston, Texas 77002
(Address of principal executive offices, including zip code)

(713) 537-3000
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 31, 2023, NRG Energy, Inc. (“NRG”), through Texas Genco GP and Texas Genco LP, (collectively the “Seller”) entered into an Equity Purchase agreement pursuant to which Constellation Energy Generation, LLC (“Constellation”) agreed to purchase all of the Seller’s equity interests in NRG South Texas LP.

On July 28, 2023, NRG accepted service of a lawsuit filed by the City of San Antonio, Texas, acting by and through the City Public Service Board of San Antonio (“CPS”) in the 130th District Court of Matagorda County, Texas (the “CPS Lawsuit”) claiming the existence of a right of first refusal that applies to the transaction contemplated by the Equity Purchase Agreement. On July 31, 2023, CPS and Austin Energy jointly filed a motion with the Nuclear Regulatory Commission (“NRC”) seeking to dismiss the pending License Transfer Application (“LTA”) between NRG and Constellation, or in the alternative, having the NRC staff to stay their review of the LTA pending resolution of the CPS lawsuit. Also on July 31, 2023, Austin Energy intervened in the CPS Lawsuit claiming a similar right of first refusal.

NRG believes the claims set forth by CPS and Austin Energy both in the lawsuit and the NRC motion are without merit and intends to vigorously defend against them. NRG also intends to pursue other legal rights and remedies against CPS and Austin Energy. NRG expects to complete the transaction with Constellation by the end of the year.

Item 9.01 Financial Statement and Exhibits

(c)	Exhibits:

Exhibit No.	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the iXBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG Energy, Inc.
(Registrant)

Dated: August 1, 2023	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary